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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Metromedia Fiber Network, Inc. on Form S-3 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note
17), appearing in the Prospectus which is part of the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc. dated November 9, 2000.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
January 9, 2001